Exhibit 10.2
Execution Version
SECOND AMENDMENT AND WAIVER TO SHAREHOLDERS AGREEMENT
This SECOND AMENDMENT AND WAIVER TO SHAREHOLDERS AGREEMENT, dated as of November 5, 2026 (this "Amendment"), is made by and among Pyxus International, Inc., a Virginia corporation (the "Company"), the Glendon Investor, the Monarch Investor, the Owl Creek Investor and the Intermarket Investor (collectively, the "Consenting Investors"). Capitalized terms used but not defined herein have the meanings given to them in the Shareholders Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Investors are party to that certain Shareholders Agreement, dated as of August 24, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the "Shareholders Agreement");
WHEREAS, the Company, Pyxus Holdings, Inc., Pyxus Parent, Inc. and the other parties thereto are entering into that certain Transaction Support Agreement, dated as of the date hereof (including all annexes, exhibits, term sheets and schedules thereto, and as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Transaction Support Agreement"), which contemplates, among other things, the Debt Exchanges, the Equity Offering and the other Transactions (each as defined in the Transaction Support Agreement), including the issuance of Common Shares and other New Securities in connection therewith (each of the transactions contemplated thereby or consummated in accordance therewith, the "Transactions");
WHEREAS, absent the waiver and amendment set forth herein, the issuance of New Securities in connection with the Transactions may give rise to Preemptive Rights under Article IV of the Shareholders Agreement;
WHEREAS, pursuant to Section 8.3(a) of the Shareholders Agreement, the Shareholders Agreement may be amended, and any provision thereof may be waived, by a written instrument approved by (i) Investors holding not less than a majority of the Common Shares held by the Investors, (ii) each Principal Investor that has an Investor Percentage Interest of at least 5% and (iii) the Company, and, pursuant to Section 8.3(b)(iii) of the Shareholders Agreement, any such amendment to Article IV that on its face is adverse to the rights or obligations of the Investors (other than the Principal Investors) shall also require the written approval of Investors holding not less than a majority of the Common Shares held by Investors other than the Principal Investors, and, pursuant to Section 8.3(c) of the Shareholders Agreement, any Party may waive compliance with any agreement contained therein on behalf of itself;
WHEREAS, as of the date hereof, the undersigned Consenting Investors include each Principal Investor that has an Investor Percentage Interest of at least 5% and together hold a majority of (i) the Common Shares held by all Investors and (ii) the Common Shares held by Investors other than the Principal Investors, and constitute the requisite approval for this Amendment under Sections 8.3(a) and 8.3(b)(iii) of the Shareholders Agreement; and
WHEREAS, the Consenting Investors desire to waive certain Preemptive Rights and amend the Shareholders Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Waiver of Preemptive Rights. Each Consenting Investor, on behalf of itself and its Affiliates that hold Common Shares, hereby acknowledges, agrees and irrevocably waives, pursuant to Section 8.3(c) of the Shareholders Agreement, any and all Preemptive Rights and other rights under Article IV of the Shareholders Agreement (including any right to receive a Preemptive Offer Notice or post-issuance notice under Section 4.2 or Section 4.3 thereof) that it may have in connection with each issuance or sale of New Securities pursuant to, in connection with or otherwise consistent with the Transaction Support Agreement and the Transactions.
Section 2.Amendment to Section 4.8. Section 4.8 of the Shareholders Agreement is hereby amended and restated in its entirety as follows:
"Section 4.8 Excluded Transactions. The Preemptive Rights under this Article IV shall not apply to (a) issuances or sales of Securities to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employee benefits or similar employee or management equity incentive plans or arrangements of the Company or any of its Subsidiaries; (b) issuances or sales to a Person in connection with an acquisition (or series of acquisitions), business combination or merger approved by the Board; (c) issuances of Securities to the Company or any of its Subsidiaries; (d) issuances of Securities pursuant to the exercise, exchange or conversion of convertible securities or options; or (e) any issuances or sales of New Securities pursuant to, in connection with or otherwise consistent with the Transactions (as defined in that certain Transaction Support Agreement, dated as of November 5, 2026, by and among Pyxus Holdings, Inc., the Company, Pyxus Parent, Inc. and the other parties thereto (including all annexes, exhibits, term sheets and schedules thereto, and as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Transaction Support Agreement")), including any Common Shares or other New Securities issued in the Debt Exchanges or the Equity Offering (each as defined in the Transaction Support Agreement), pursuant to the Backstop Purchase Agreement (as defined in the Transaction Support Agreement) or any other letter executed in connection therewith, providing for the payment by the Company of any structuring fee, put option premium, early signing payment, or otherwise in accordance with the Transaction Support Agreement."
Section 3.Effectiveness. This Amendment shall become effective upon its execution and delivery by the Company and each Consenting Investor. If the Transaction Support Agreement is terminated in accordance with its terms prior to the Closing Date (as defined therein), Sections 1 and 2 of this Amendment shall automatically terminate and be of no further force or effect, and Section 4.8 of the Shareholders Agreement shall revert to its form immediately prior to the date hereof.
Section 4.Effect on Shareholders Agreement. Except as expressly set forth herein, the Shareholders Agreement remains unchanged and in full force and effect, and this Amendment shall not constitute a waiver or amendment of any other provision of the Shareholders Agreement. On and after the date hereof, each reference in the Shareholders Agreement to "this Agreement," "hereunder," "hereof" or words of like import shall mean the Shareholders Agreement as amended hereby.
Section 5.Miscellaneous.
(a)Incorporation by Reference. Sections 8.5 (Notices), 8.6 (Specific Performance), 8.7 (Governing Law and Jurisdiction), 8.8 (Waiver of Jury Trial) and 8.11 (Interpretation; Absence of Presumption) of the Shareholders Agreement are incorporated herein by reference, mutatis mutandis.

(b)Severability. If any provision of this Amendment is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby. Without limiting the foregoing, the waiver in Section 1 and the amendment in Section 2 are each independent of, and severable from, the other.
(c)Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile, emailed .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the Virginia Uniform Electronic Transactions Act (e.g., DocuSign) shall be as effective as delivery of a manually executed counterpart.
(d)Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
COMPANY:

PYXUS INTERNATIONAL, INC.
By:	/s/ Dustin L. Styons
Name: Dustin L. Styons
Title: Chief Financial Officer
Signature Page
Amendment and Waiver to Shareholders Agreement

Shareholder Signature Pages
[On file with the Company.]